                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) OCTOBER 9, 2000
                                                         ---------------


                         HORIZON MEDICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


        GEORGIA                        000-24025               58-1882343
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)


               ONE HORIZON WAY
                P.O. BOX 627
             MANCHESTER, GEORGIA                                 31816
  (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code: 706-846-3126


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 9, 2000, Horizon Medical Products, Inc. ("Horizon") consummated the acquisition (the "Acquisition") of certain assets used in the manufacture and sale of medical devices by Ideas for Medicine, Inc. ("IFM"), a wholly-owned subsidiary of CryoLife, Inc. ("CryoLife"). The Acquisition was consummated pursuant to an Asset Purchase Agreement, dated October 9, 2000, by and between IFM and Horizon (the "Asset Purchase Agreement"). The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement included as Exhibit 2.1 to this Current Report.

The Acquisition effectively completes the acquisition by Horizon of the IFM product line which was acquired in September of 1998. In addition to the purchase of assets, consisting primarily of inventory and leasehold improvements, Horizon also assumed control of IFM's approximately 30,000 square foot manufacturing facility in St. Petersburg, Florida and the eighty (80) employees there. The acquired assets will continue to be used by Horizon in the manufacture and sale of the IFM product line, and Horizon may consider using such assets to manufacture additional products in the future.

Horizon purchased the IFM product line from IFM in 1998, and Horizon and IFM signed a four-year agreement (the "Manufacturing Agreement") under which IFM agreed to manufacture the IFM product line for Horizon. Horizon has been in default under the Manufacturing Agreement since June 1999. The Acquisition is the result of negotiations between Horizon and CryoLife to resolve the differences resulting from the default.

As consideration for the Acquisition, Horizon agreed to pay IFM the sum of approximately $5.9 million (the "Purchase Price"), which reflects the fully absorbed cost of the acquired inventory together with the book value of the fixed assets acquired. The Purchase Price is payable pursuant to a promissory note (the "Note") in twenty-two (22) equal monthly installments of principal and interest of $140,000 and a $1 million payment upon the earlier of April 3, 2001 or the closing of an equity financing, as described in the Asset Purchase Agreement. This payment schedule assumes that all payments due under the Note are made on a timely basis. The Note consists of a portion, equal to approximately $3.8 million, which bears interest at 9% per year, and a non-interest-bearing portion of approximately $2.1 million. The Note also requires an additional $1 million principal payment prior to April 3, 2001. If the $1 million payment under the Note is made when due, and no other defaults exist under the Note, then $1 million of the non-interest-bearing portion of the Note will be forgiven. In addition, at such time as the principal balance has been paid down to $1.1 million, and assuming that there have been no defaults under the Note, the remainder of the Note will be forgiven, and the Note will be cancelled.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements.

         It is currently impracticable to provide the IFM financial statements required by this item. Such financial statements will be filed on an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the required filing date hereof.

(b)      Pro Forma Financial Information.

         It is currently impracticable to provide the pro forma financial information required by this item. Such financial statements will be filed on an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the required filing date hereof.

(c)      Exhibits.

       Exhibit Number   Description
       --------------   -----------
            2.1         Asset Purchase Agreement, by and between Ideas for
                        Medicine, Inc. and Horizon Medical Products, Inc., dated
                        October 9, 2000. Pursuant to Item 601(b) of Regulation
                        S-K, Horizon has omitted certain Schedules and Exhibits
                        to the Asset Purchase Agreement (all of which are listed
                        therein) from this Exhibit 2. Horizon hereby agrees to
                        furnish supplementally a copy of any such omitted item
                        to the Securities and Exchange Commission upon its
                        request.

            99.1        Press release dated October 11, 2000.

                         HORIZON MEDICAL PRODUCTS, INC.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              HORIZON MEDICAL PRODUCTS, INC.
                                        ---------------------------------------
                                                     (Registrant)



October 19, 2000                        By:          /s/ Robert M. Dodge
----------------                           ------------------------------------
                                           Senior Vice-President and
                                           Chief Financial Officer